Exhibit 10.4

FORM OF EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

THIS EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of August 7, 2026, by and among Noviant Inc., a New York corporation (the “Company” or “Employer”), [FOUNDER NAME] (“Founder” or “Employee”), and, solely for purposes of Sections 6 through 24 and enforcement rights, Aether Compute LLC, a Delaware limited liability company (“Buyer”), and Aether Holdings, Inc., a Delaware corporation (“Parent”). The Company, Buyer, Parent and their respective Affiliates are referred to collectively as the “Company Group.”

RECITALS

A. Founder is a founder, continuing equity holder and key employee of the Company.

B. On August 5, 2026, Founder entered into a stock purchase agreement by and among the Company, Buyer, Parent and the other parties thereto (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Buyer is acquiring a 60% equity interest in the Company, with Parent providing the consideration (the “Transaction”). Founder is receiving substantial consideration in the Transaction in exchange for the sale of equity and goodwill, and not as compensation for services.

C. The Company desires to employ Founder, and Founder desires to be employed by the Company, on the terms set forth in this Agreement beginning as of the Closing under the Stock Purchase Agreement.

D. Founder’s confidentiality, invention assignment, public-company compliance, cooperation and restrictive covenants are material inducements to the Company, Buyer and Parent entering into the Stock Purchase Agreement and consummating the Transaction.

AGREEMENT

1. Employment; Position; Duties.

Effective as of the Closing, the Company shall employ Founder as [TITLE]. Founder shall perform the duties and responsibilities set forth on the Schedule and such other duties and responsibilities consistent with Founder’s position as may be assigned from time to time by the Company’s board of directors (the “Board”) or the Board’s designee. Founder shall devote Founder’s full business time, attention, skill and best efforts to the Company and shall perform Founder’s duties faithfully, diligently and to the highest professional standards applicable to the same role in the information technology industry. Founder shall not have authority to bind the Company, Buyer or Parent except as expressly authorized in writing by the Board or as an authorized officer of the Company.

2. Reporting; Governance; Policies.

Founder shall report to the Board and/or such officer, director or other person as the Board may designate. Founder acknowledges that Buyer controls the Company for so long as Buyer is the Company’s majority stockholder and that strategic direction, budgets, hiring, product priorities, financing, bank authority, accounting and operations are subject to Board approvals and applicable post-Closing governance arrangements.

Founder shall comply with all written Company policies, codes of conduct, information-security policies, expense policies, public-company policies of Parent applicable and disclosed in writing to Founder, customer and vendor requirements of the Company, and lawful directives of the Company and the Board. Any employee handbook or policy of the Company may be amended from time to time and does not modify this Agreement unless expressly stated in a written amendment signed in accordance with Section 23.

3. Term; Employee Status.

(a)	Employment Term. Founder’s employment shall begin on the date of the Closing and shall continue until terminated in accordance with Section 16. During the Initial Term, the Company may terminate Founder’s employment only for Cause, or by mutual written agreement. During the Initial Term, Founder shall not voluntarily resign except for Good Reason, death or Disability or by mutual written agreement. After the Initial Term, employment shall continue until terminated by either Founder or the Company upon at least three (3) months’ prior written notice, or by the Company immediately for Cause subject in all cases to applicable law and the terms of this Agreement.

EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

(b)	Employee Status. Founder shall be an employee of the Company and not an independent contractor. The Company shall pay Founder through payroll, withhold and remit applicable federal, state and local employment taxes and other required withholdings, provide wage statements required by applicable law, and provide any wage notice required by New York Labor Law Section 195. Founder shall not be an employee of Buyer or Parent solely by reason of this Agreement, and neither Buyer nor Parent shall be responsible for wages, benefits, severance or other employment obligations except to the extent expressly agreed in a separate written agreement signed by Buyer or Parent, as applicable.

(c)	Definitions. “Cause” means, as determined by the Board in good faith: (i) Founder’s material breach of this Agreement, the Stock Purchase Agreement or any Ancillary Agreement; (ii) Founder’s willful failure, refusal or neglect to perform material duties after written notice and, if curable, a ten (10) Business Day cure period; (iii) fraud, theft, embezzlement, dishonesty, misappropriation, breach of fiduciary duty or other misconduct involving the Company Group or its assets, customers, vendors, employees, securities or reputation; (iv) conviction of, or plea of guilty or no contest to, a felony or any crime involving fraud, dishonesty, moral turpitude or financial misconduct; (v) gross negligence, willful misconduct or violation of applicable law that causes or is reasonably likely to cause material harm to the Company Group; (vi) breach of confidentiality, invention assignment, public-company compliance, no-trading, non-solicitation or other restrictive covenant obligations; (vii) violation of a material Company policy after notice and, if curable, a ten (10) Business Day cure period; or (viii) unauthorized use, disclosure or destruction of Company Group property, trade secrets, source code, data, models, credentials or confidential information.

(d) “Good Reason” means, without Founder’s written consent: (i) a material reduction in Founder’s base salary other than an across-the-board reduction affecting similarly situated senior employees; (ii) a material diminution in Founder’s title, duties, authority or reporting relationship; (iii) the Company’s material breach of this Agreement; or (iv) a required relocation of Founder’s primary work location by more than fifty (50) miles. Founder must give written notice of the condition within sixty (60) days after its occurrence, the Company shall have thirty (30) days to cure, and Founder must resign within thirty (30) days after the cure period expires if the condition remains uncured. Failure to follow this process shall waive Good Reason for the applicable condition.

(e) “Disability” means Founder’s inability, with or without reasonable accommodation, to perform the essential functions of Founder’s position for ninety (90) consecutive days or one hundred twenty (120) days in any twelve (12)-month period, as determined in accordance with the applicable laws where Founder reports for work.

4. Compensation and Benefits.

The terms of Founder’s base salary, exempt/non-exempt classification, regular payday and other compensation terms shall be set forth on the Schedule and said compensation shall be subject to the required and authorized deductions and withholdings. Terms shall include that Founder shall be eligible to participate in employee benefit plans, health insurance and retirement plans, employee stock option programs and arrangements made available to similarly situated Company employees, subject to the terms and eligibility requirements of those plans and applicable law. No bonus, equity award, severance, benefit or other compensation is guaranteed except as expressly set forth in this Agreement or another written agreement approved by the Board and, if required, Buyer. Founder acknowledge that the purchase consideration payable under the Stock Purchase Agreement is consideration for the sale of equity and goodwill and is not compensation for Founder’s employment or services.

5. Expenses.

The Company shall reimburse Founder for reasonable and necessary business expenses incurred in the performance of Founder’s duties in accordance with Company policies and approved budgets, subject to applicable law and the prior written approval requirements established by the Board. Founder shall submit reasonable supporting documentation in accordance with Company policy. No personal, related-party or unbudgeted expenses may be charged to or reimbursed by the Company without prior written approval.

EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

6. Outside Activities; Conflicts.

During employment, Founder shall not engage in outside employment, consulting, advisory, investment, board, development, coding, product or business activities that conflict with or compete with the Company, interfere with Founder’s duties to the Company, use Company resources, involve Company confidential information, or create an actual or potential conflict of interest, without the prior written approval of the Board. Passive ownership of less than two percent (2%) of the outstanding securities of a publicly traded conflicting or completing company shall not violate this Section so long as Founder does not otherwise participate in the business or management of that company.

7. Confidential Information.

(a)	Founder shall hold in strict confidence and shall not use, disclose, copy, transmit or permit access to any Confidential Information except as authorized in the performance of Founder’s duties for the Company. “Confidential Information” includes all non-public information of or relating to the Company, including business plans, product plans, source code, software, AI models, data sets, prompts, credentials, customer information, pricing, financial information, trade secrets, strategic plans, transaction information, material nonpublic information, employee information, vendor information, security information, inventions, roadmaps, know-how, records, contracts, forecasts, budgets, and information received from customers, vendors or other third parties under a duty of confidentiality.

(b)	Confidential Information does not include information that Founder can establish by competent written records: (i) is or becomes generally available to the public through no breach of this Agreement or other duty; (ii) was lawfully known to Founder before disclosure by the Company and not subject to a confidentiality obligation; or (iii) is lawfully received from a third party without restriction and without breach of any duty.

(c)	Nothing in this Agreement prohibits Founder from reporting possible violations of law or regulation to any governmental agency or entity, including the Securities and Exchange Commission, Department of Labor, Equal Employment Opportunity Commission, National Labor Relations Board or any state or local agency, from participating in any government investigation, from making disclosures protected by whistleblower laws, from discussing wages or working conditions to the extent protected by applicable law, or from disclosing documents or information as required by law or legal process. Founder is not required to notify the Company before making such protected reports or disclosures.

(d)	Founder is hereby notified that under the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade-secret law for disclosure of a trade secret that is made in confidence to a federal, state or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or that is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

8. Invention Assignment.

(a)	Founder acknowledges that all Work Product is the sole property of the Company. To the maximum extent permitted by law, Founder hereby irrevocably assigns to the Company all right, title and interest in and to all Work Product, including all intellectual-property, proprietary and other rights therein. To the extent any Work Product is copyrightable, it shall be deemed a “work made for hire” to the maximum extent permitted by law, and to the extent it is not a work made for hire, Founder hereby assigns all rights therein to the Company. Founder waives and agrees not to assert any moral rights, droit moral or similar rights in any Work Product to the maximum extent permitted by law.

(b)	“Work Product” means all inventions, works of authorship, software, code, models, prompts, data, algorithms, improvements, discoveries, designs, documentation, trade secrets, developments, ideas, concepts, processes, systems, designs, formulas, know-how, records and other work product conceived, developed, authored, reduced to practice or created by Founder, alone or with others, during his employment with the Company that: (i) relate to the Company’s business or actual or demonstrably anticipated research or development; (ii) result from Founder’s work for the Company; (iii) use any Company equipment, supplies, facilities, systems, resources or Confidential Information; or (iv) are otherwise within the scope of Founder’s duties.

EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

(c)	Notwithstanding the foregoing and in accordance with New York Labor Law Section 203-f, this Agreement does not require assignment of an invention that Founder developed entirely on Founder’s own time without using the Company’s equipment, supplies, facilities or trade secret information, except for inventions that either: (i) relate at the time of conception or reduction to practice to the Company’s business or actual or demonstrably anticipated research or development; or (ii) result from any work performed by Founder for the Company (each, an “Excluded Invention”).

(d)	Founder represents that all inventions, works, software, code, models, prompts, algorithms, data, designs and other intellectual property created or owned by Founder before employment that Founder wishes to exclude from this Agreement are listed on the Schedule titled “Excluded Invention”. If no items are listed, Founder represents that there are no excluded prior inventions. Founder shall not incorporate any prior invention or third-party material into any Company product, service, software, model, data set, documentation or other Work Product without the Company’s prior written approval and a perpetual, irrevocable, worldwide, royalty-free, fully paid, transferable and sublicensable license acceptable to the Company.

(e)	Founder shall promptly disclose Work Product to the Company, maintain adequate written records of Work Product, and execute such further documents and provide such assistance as the Company, Buyer or Parent may reasonably request to evidence, perfect, enforce, register, prosecute, maintain or defend rights in Work Product. If Founder fails or refuses to execute any such document after reasonable request, Founder appoints the Company and its authorized officers as Founder’s attorney-in-fact solely to execute and deliver such documents on Founder’s behalf, which appointment is coupled with an interest and irrevocable to the maximum extent permitted by law.

9. Return of Property.

Upon request, upon termination of employment, or at any other time directed by the Company, Founder shall immediately return or deliver to the Company all Company Group property, Confidential Information, devices, records, credentials, passwords, tokens, keys, source code, repositories, documents, data and copies, and shall certify compliance in writing. Founder shall not retain any copies, excerpts, summaries or reproductions except to the extent required by law and disclosed to the Company.

10. Non-Solicitation of Employees and Contractors.

During employment and for twenty-four (24) months thereafter, Founder shall not directly or indirectly solicit, induce, recruit or encourage any employee, contractor, consultant or service provider of the Company to leave, reduce services or breach obligations, except through general solicitations not targeted at such persons.

11. Non-Solicitation of Customers and Business Relationships.

During employment and for twenty-four (24) months thereafter, Founder shall not directly or indirectly solicit, divert, interfere with or take away any customer, prospective customer, vendor, partner, supplier, data provider or business relationship of the Company with whom Founder had material contact, about whom Founder received Confidential Information, or for whom Founder had material responsibility during the last twenty-four (24) months of employment.

12. Sale-of-Business Covenant.

Founder acknowledges that this Section 12 is entered into in connection with Founder’s sale of a 60% equity interest in the Company and the goodwill included in the Purchase Price under the Stock Purchase Agreement, and is not entered into solely as an employment non-competition covenant. To the maximum extent permitted by applicable law, during employment and for twenty-four (24) months thereafter, Founder shall not, directly or indirectly, engage in, own, operate, finance, advise, assist or have an interest in any business that competes with the Company in the Restricted Territory.

EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

For purposes of this Agreement, “Company Business” means the business of the Company as conducted or actively planned as of the Closing or during Founder’s employment, including the products, services, technologies, software, AI/model, data, customer and commercial activities described on the Schedule. “Restricted Territory” means each jurisdiction in which the Company conducts business, has customers or actively pursued prospective customers, or has demonstrable plans to conduct business as of the Closing or during Founder’s employment and with respect to which Founder had material involvement or received Confidential Information. Passive ownership of less than two percent (2%) of the outstanding securities of a publicly traded company shall not violate this Section.

The parties intend this Section 12 to be enforced as a reasonable sale-of-business covenant. If any court determines that this Section is overbroad, the parties authorize the court to modify the covenant to the maximum scope enforceable under applicable law.

13. Non-Disparagement.

Founder shall not make disparaging, false or misleading statements about the Company, Buyer and Parent or their respective directors, officers, employees, products, services, investors or business relationships. The Company shall not authorize its directors or executive officers, and Buyer and Parent shall not authorize their directors or executive officers, to make disparaging, false or misleading statements about Founder. This Section does not prohibit truthful statements required by law, legal process, governmental inquiry or protected activity described in Section 7(c).

14. Public-Company Compliance; No Trading.

Founder shall comply with Parent’s insider trading policy, Regulation FD policies, trading windows, pre-clearance procedures, disclosure controls, cybersecurity policies, code of conduct and other public-company policies applicable to Founder. Founder shall not trade in Parent securities while in possession of material nonpublic information and shall not tip, disclose or misuse such information. Founder shall promptly cooperate with Parent and its counsel, auditors and compliance personnel in connection with SEC, Nasdaq, disclosure-control, cybersecurity and related public-company requirements.

15. Compliance; Cooperation.

Founder shall comply with applicable law, Company policies, customer and vendor requirements and reasonable compliance directives. During and after employment, Founder shall reasonably cooperate with the Company, Buyer and Parent in audits, SEC filings, Nasdaq matters, litigation, investigations, tax matters, IP filings, customer transitions, regulatory inquiries, enforcement of rights and other matters relating to Founder’s employment, the Company, the Transaction or Founder’s knowledge, subject to reasonable scheduling and reimbursement of reasonable out-of-pocket expenses as required by law or approved by the Company.

16. Termination; Effect.

(a)	On termination of employment for any reason, the Company shall pay Founder all accrued but unpaid base salary through the termination date, reimburse approved business expenses in accordance with Section 5, and provide any vested benefits required by the applicable benefit plans or applicable law. No severance, bonus, equity award or other payment shall be due unless expressly set forth in the Schedule or another written agreement approved by the Board.

(b)	Upon termination of employment for any reason, Founder shall resign from all officer, director, manager and other positions with the Company if requested by the Company or Buyer, return all property, cooperate in transition, and continue to comply with all surviving covenants. Termination does not affect Founder’s obligations under the Stock Purchase Agreement, lock-up agreement, IP assignment or other ancillary agreements entered into in connection with the Transaction (collectively, the “Ancillary Agreements”).

(c)	During any notice period after the Initial Term, the Company may relieve Founder of some or all duties, restrict access to Company Group systems and premises, require Founder not to contact customers, vendors or employees, and place Founder on paid garden leave, provided the Company continues to pay base salary through the end of the notice period unless employment is terminated earlier for Cause or by mutual written agreement.

(d)	The parties acknowledge that a court may not order specific performance of Founder’s personal services. Nothing in the preceding sentence limits any remedy for breach of this Agreement, including damages, equitable relief for restrictive covenant breaches, clawback or forfeiture rights under the Stock Purchase Agreement or Ancillary Agreements, or enforcement of post-employment covenants.

EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

17. Remedies.

Founder acknowledges that a breach of this Agreement would cause irreparable harm for which monetary damages would be inadequate. The Company, Buyer and Parent shall be entitled to specific performance, injunctive relief and all other remedies available at law or in equity, without posting bond, including forfeiture, clawback or setoff rights to the extent provided in the Stock Purchase Agreement or Ancillary Agreements. Rights and remedies are cumulative and not exclusive.

18. Third-Party Beneficiaries.

Buyer and Parent are express third-party beneficiaries of Founder’s confidentiality, invention assignment, compliance, public-company, no-trading, restrictive covenant, cooperation and remedies obligations and may enforce them directly to the maximum extent permitted by law. Except as expressly stated in this Agreement, no other person is a third-party beneficiary of this Agreement.

19. Notices.

Notices under this Agreement must be in writing and delivered by personal delivery, nationally recognized overnight courier or email with confirmation of transmission to the addresses or email addresses most recently provided by the receiving party. Notices to the Company shall include a copy to the Board or such other person as the Company designates. Notices to Buyer or Parent shall include a copy to the attention of Parent’s Chief Executive Officer or General Counsel, if any.

20. Governing Law; Forum; Jury Waiver.

This Agreement and any dispute arising out of or relating to it shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict-of-law rule that would result in the application of the law of another jurisdiction; provided that the corporate law of the applicable jurisdiction of organization shall govern internal corporate matters of the Company, Buyer and Parent, and any non-waivable employment law of the jurisdiction where Founder performs services shall apply to the extent required by law. Each party submits to the exclusive jurisdiction of the state and federal courts located in New York County, New York for any dispute arising out of or relating to this Agreement, subject to any non-waivable employment-law venue requirement. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY.

21. Severability; Reformation.

If any provision is held invalid, illegal or unenforceable, the provision shall be modified and enforced to the maximum extent permitted by law and the remainder of this Agreement shall remain in effect. The parties intend that the restrictive covenants be construed as separate covenants for each restricted activity, time period, business line and geographic area, so that if any covenant is held overbroad it may be narrowed rather than invalidated in its entirety.

22. Assignment.

Founder may not assign or delegate this Agreement or any rights or obligations under it. The Company may assign this Agreement to Buyer, Parent, an Affiliate, or any successor to all or substantially all of the Company’s business or assets, provided that the assignee assumes the Company’s obligations under this Agreement. This Agreement shall bind and benefit the parties and their permitted successors and assigns.

23. Entire Agreement; Amendment.

This Agreement, the Stock Purchase Agreement and the Ancillary Agreements constitute the entire agreement concerning Founder’s employment, services, confidentiality, inventions and restrictive covenants and supersede all prior and contemporaneous understandings on those subjects. This Agreement may be amended only by a writing signed by Founder, the Company and Buyer; provided that any amendment that imposes obligations on Parent must be signed by Parent.

24. Counterparts; Electronic Signatures.

This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original and all of which together constitute one instrument.

[Execution page follows]

EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

SIGNATURE PAGE

The parties have executed this Employment and Restrictive Covenant Agreement as of the date first written above.

NOVIANT INC.

By:
Name:
Title:

[FOUNDER NAME]

Acknowledged and agreed for third-party beneficiary and enforcement rights:

AETHER COMPUTE LLC

By:
Name:
Title:

AETHER HOLDINGS, INC.

By:
Name:	Nicolas Lin
Title:	Chairman of the Board and CEO

EMPLOYMENT AND RESTRICTIVE COVENANT AGREEMENT

SCHEDULE

Employment Terms